SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 15, 2009 (June 9, 2009)
Date of Report (Date of earliest event reported)

NETWORK 1 FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

2 Bridge Avenue, 4th Floor	07701
Red Bank, NJ	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 758-9001

INTERNATIONAL SMART SOURCING, INC.
320 Broad Hollow Road
Farmingdale, New York 11735
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Network 1 Financial Group, Inc. (formerly known as International Smart Sourcing, Inc.), a Delaware corporation (the “Company”) acknowledges that this Current Report on Form 8-K as well as other filings with the Securities and Exchange Commission (“SEC”) and the Company’s releases issued to the public contain various statements relating to future results, including certain projections and business trends. These statements constitute “Forward-Looking Statements.”

     Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will be achieved or accomplished. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this Current Report and in other disclosures. Finally, the Company’s future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the Company’s other filings with the SEC. Actual results may differ materially from those expressed or implied by forward-looking statements.

Explanatory Note

     Upon the consummation of the reverse merger transaction as described more fully below, International Smart Sourcing, Inc. (“ISSI”) became the ultimate parent company of Network 1 Financial Securities, Inc., a Texas corporation (“NETW”). Upon completion of the reverse merger transaction, the Company changed its name to “Network 1 Financial Group, Inc.” (“NETW Group”).

     Unless otherwise provided in this Current Report on Form 8-K, all references in this Current Report to “we,” “us,” “our Company,” “our,” “NETW Group,” the “Company,” or the “Registrant” refers to the combined entity, together with the wholly owned subsidiary, NETW. Unless otherwise indicated in this Current Report, all references in this current report to the Company’s Board of Directors shall refer to the Board of Directors of NETW Group, which was appointed in conjunction with the closing of the reverse merger. The business operations of NETW Group following the reverse merger consist of those of its subsidiary, NETW.

Item 1.01 Entry Into a Material Definitive Agreement

     On June 9, 2009, we closed the transaction described under Item 2.01 below. The identities of the parties to the material definitive agreement are set forth in the Stock Purchase Agreement (attached as Exhibit 10.1). Prior to entering into these material definitive agreements, there was no material relationship between the Company or its affiliates and the parties thereto, other than in respect of the applicable material definitive agreement or the transactions contemplated thereby.

Item 2.01 Completion or Acquisition or Disposition of Assets

     On June 9, 2009, we closed certain transactions contemplated in a certain Stock Purchase Agreement dated as of March 26, 2009 (the “Agreement”) which we entered into with NETW, a privately held Texas corporation, and certain former shareholders of NETW. At the closing, we acquired 1,250,528 shares, or approximately 97.5%, of common stock of NETW outstanding on such date (the “Reverse Merger”). In accordance with the terms of the Agreement, we issued 21,460,622 shares of our common stock to the former shareholders of NETW, in exchange for the acquisition, by our Company, of approximately 97.5% of the outstanding common shares of NETW.

     Our Company had 32,435,057 common shares issued and outstanding as of June 9, 2009, which includes the issuance of 21,460,622 shares of common stock in connection with the closing of the Reverse Merger. Our authorized capitalization consisted of 100,000,000 shares of common stock, $.001 par value, and 1,000,000 shares of preferred stock. There are 0 shares of preferred stock outstanding. In addition, we have the following outstanding obligations to issue shares of common stock upon exercise or conversion of any outstanding security:

  1,427,400 warrants remain outstanding out of 1,437,500 warrants issued in our initial public offering in April 1999 (“IPO Warrants”). Each IPO Warrant entitles the holder of the IPO Warrant to purchase 5.1546378 shares of our common stock at a total price of $1.03092756 until April 23, 2010.

  On March 28, 2007, our Board of Directors approved the grant of 300,000 warrants (the “Executive Warrants”) to our three executive officers at such time, who also served on our Board of Directors, Messrs. David Hale, President and Chairman of the Company’s Board of Directors; Richard A. Peters, Secretary; and Michael S. Rakusin, Chief Financial Officer, for their services as directors. The Executive Warrants entitle each executive officer to purchase 100,000 shares of our common stock at an exercise price of $0.20 per share until March 28, 2012. The exercise price and the number of shares which may be purchased upon exercise of an Executive Warrant are subject to adjustment in certain circumstances.

     As of the closing date, the former shareholders of NETW hold approximately 66.2% of the issued and outstanding common shares of our Company. The issuance of the 21,460,622 common shares to the former shareholders of NETW was deemed to be a reverse acquisition for accounting purposes, by ISSI of NETW, as NETW will control the post merged company. Accordingly, NETW, the accounting acquirer entity, is regarded as the predecessor entity as of June 9, 2009.

     As a result of the Reverse Merger, NETW became a wholly owned subsidiary of our Company, and the current assets of NETW were merged with us, with the exception of the following consolidated entities which have been deemed to be variable interest entities (“VIEs”) by NETW: Network 1 Financial Advisors, Inc., Network 1 Financial Assurance, Inc, National Financial Services Group, Inc. and Shark Rivers Investors, LLC. These VIEs are not included in the Agreement.

     Upon consummation of the Reverse Merger, as presented in Exhibit 99.1.3, Pro Forma Condensed Combined Unaudited Financial Statements, we will combine the assets and liabilities of ISSI and NETW at their historical cost, with NETW being the accounting acquirer.

     As of March 31, 2009, the consolidated assets of NETW and the VIEs aggregated $2,535,857, including $1,366,674 of VIE-only assets. The assets of NETW (stand alone) that is included in the Reverse Merger and transferred to us (and accounted for at cost as the accounting acquirer) as of March 31, 2009 were $1,169,183.

     None of the assets or liabilities of the VIE’s are included as part of the Reverse Merger. NETW (stand alone) is the only entity that was acquired by and merged with ISSI and included in the Reverse Merger. Substantially all of the historical assets of ISSI will remain with the post-merged entity. As per the Pro Forma balance sheet, approximately $867,971 of ISSI’s assets were cash at March 31, 2009, from which an estimated $80,000 in transaction and related fees will be paid.

     We will continue to file annual and quarterly reports based upon the fiscal year end of NETW, the accounting acquirer, which is June 30.

FORM 10 INFORMATION

THE BUSINESS

Corporate Overview

     We were incorporated in March 1998 in Delaware as a holding company for the purpose of acquiring the common stock of Electronic Hardware Corp. (“EHC”) and Compact Disc Packaging Corp., (“CDP”), an inactive corporation. On May 7, 1999, we formed a company called Smart Sourcing Inc. (“SSI”, and together with EHC and CDP, the “Subsidiaries”), a Delaware corporation. EHC manufactured, distributed and warehoused knobs, dials and pointers. SSI specialized in assisting companies in reducing their cost of manufacturing by outsourcing manufacturing in China.

     We specialized in the out-sourcing of manufacturing and the manufacturing of injection molded plastic components, products and assemblies. We performed the manufacturing and outsourcing functions for our customers, through our United States facilities and through our outsourcing contacts and offices in the People’s Republic of China.

     On September 28, 2006, we sold the Subsidiaries. Effective September 28, 2006, we began reporting as a development stage company.

     On June 9, 2009, we closed certain transactions contemplated in a certain Stock Purchase Agreement dated as of March 26, 2009 (the “Agreement”) which we entered into with NETW, a privately held Texas corporation, and certain former shareholders of NETW. At the closing, we acquired 1,250,528 shares, or approximately 97.55%, of common stock of NETW outstanding on such date (the “Reverse Merger”). In accordance with the terms of the Agreement, we issued 21,460,622 shares of our common stock to the former shareholders of NETW, in exchange for the acquisition, by our Company, of approximately 97.55% of the outstanding common shares of NETW.

     As of the closing date, the former shareholders of NETW hold approximately 66% of the issued and outstanding common shares of our Company. The issuance of the 21,460,622 common shares to the former shareholders of NETW was deemed to be a reverse acquisition for accounting purposes, by ISSI of NETW, as NETW will control the post merged company. Accordingly, NETW, the accounting acquirer entity, is regarded as the predecessor entity as of June 9, 2009.

     Following the Reverse Merger, the address of our principal executive offices is 2 Bridge Avenue, 4th Floor, Red Bank, NJ 07701. Our telephone number is (732) 758-9001. Our facsimile number is (732) 758-6671.

     Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ISSG.” We expect this symbol to change upon declaration of effectiveness of the change in our Company’s name by FINRA.

Corporate History of NETW, the Accounting Acquirer

     NETW was incorporated in the state of Texas on March 15, 1983 as “Assets Planning & Development Inc.” On November 17, 1986, NETW changed its name to “StockAmerica, Incorporated” and on November 14, 1988, NETW changed its name to “Network 1 Financial Securities, Inc.”

Current Business of our Company

     As of June 9, 2009, the closing date of the Reverse Merger, through our wholly owned subsidiary, NETW, our Company commenced the business of providing broker-dealer services. NETW is registered as a broker-dealer with the SEC, 40 states and Puerto Rico. NETW is an introducing broker-dealer that clears all transactions with and for customers on a fully disclosed basis with its clearing broker, Southwest Securities, a NYSE member firm. NETW is a member of the Financial Industry Regulatory Authority (“FINRA”), the Securities Investor Protection Corporation (“SIPC”) and NASDAQ.

     Our customer base is made up primarily of individual investors. We generate income from transactional business, mutual fund sales, business consulting fees, finder’s fees, annuity sales, register representative investment advisor fees, fees for providing investment banking services, placement agent fees for capital raises, bond transactions, and underwriting fees and concessions.

     We compete with other broker-dealers by offering services to small and microcap public companies which we believe are significantly underserved by the investment community. These companies may have little or no analysts following their growth and may be shut out of the capital markets due to their size and current market cap. Many of our competitors are larger and have substantially more capital resources than us, and could potentially enter our market space.

Employees

     As of the closing date, we have employed 19 full-time employees, and 3 part-time employees. None of our employees are represented by a union. We believe that our relationship with all of our employees is good.

Regulatory Approvals Required

     NETW was required to file with the Financial Industry Regulatory Authority (“FINRA”), an application pursuant to FINRA Rule 1017 (the “1017 Application”) to obtain approval for the sale of up to one hundred percent (100%) of NETW. NETW filed the initial 1017 Application on February 6, 2009, subsequently withdrew the 1017 Application and re-filed the 1017 application on April 2, 2009. FINRA gave NETW comments on the 1017 Application, which NETW has been responding to. To date, FINRA has not yet approved the 1017 Application but NETW believes that such approved will be obtained. ISSI will file an amended Form BD with FINRA, and any required state(s), indicating the change in ownership of NETW and listing the current officers and directors.

     As a registered broker-dealer, we are subject to the SEC’s ongoing Uniform Net Capital Rule 15c3-1. This requires that we maintain minimum net capital of $100,000 and also requires that the ratio of aggregate indebtedness, as defined, to net capital, shall not exceed 15 to 1.

REPORTS TO SECURITY HOLDERS

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

     A copy of any public filing is also available, at no charge, by contacting us at (732) 758-9001.

RISK FACTORS

Not applicable.

SELECTED FINANCIAL DATA

Not applicable.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     You should read the following discussion of our financial condition and results of operations together with the audited and unaudited financial statements and the notes to the audited and unaudited financial statements included as Exhibit 99.1.1 and 99.1.2 in this Current Report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those projected in the forward-looking statements as a result of many factors.

Basis of Presentation of Financial Information

     On June 9, 2009, we completed the Reverse Merger with NETW and the former shareholders of NETW. As a result of the Reverse Merger, we abandoned our previous business and commenced the business of being an introducing broker-dealer. Because we are the successor business to NETW and because the operations and assets of NETW represent our entire business and operations from the closing date of the Reverse Merger, our management’s discussion and analysis and audited and unaudited financial statements are based on the consolidated financial results of post-merged NETW Group for the relevant periods. NETW Group will continue to report on a quarterly and year-end basis, with a fiscal year end of June 30.

Overview

     Our wholly owned, operating subsidiary, NETW is an introducing broker-dealer that clears all transactions with and for customers on a fully disclosed basis with a clearing broker. NETW is a member of the Financial Industry Regulatory Authority (“FINRA”).

     Management believes that the trend for smaller companies that are public is to grow through consolidation or seek investors to help fuel their growth in their market space. Our management has experience in assisting smaller companies in meeting their capital needs. The inherent risk of this market space is that smaller companies could fail to compete with larger competitors and risk the failure of their business. Since these businesses are not proven in respect of size and penetration of their product, we may be unable to attract sufficient capital for our investment banking clients resulting in a decrease of fees generated. However, management believes that it can attract registered personnel to our firm because the market we are serving and the opportunities we provide will provide the ability to increase our sales force.

     It is our goal to provide investment banking support for small and microcap companies who have had an extremely difficult time finding professional investment banking assistance in growing their business. We will provide such services as capital raising, bank financing, merger and acquisition assistance and traditional financial consulting.

     We also believe that the turmoil surrounding the financial community will allow the firm to attract talented people in investment banking and sales that would be difficult to attract in other times. We believe these professionals should help build the firm’s service and capital raising abilities.

     The current economic environment has adversely impacted our financial condition as it has for many financial institutions. Although the revenue has not declined significantly the product mix has impacted the firm’s profitability. During these times the day to day transactional business of the firm has declined as investors have been reluctant to enter the capital markets. The firm’s net worth has decreased and our liquidity has been impacted. We have taken steps to reduce expenses and realign our activities into investment banking.

     We believe we can address this situation with the additional capital and public trading vehicle, which will be the result of the consummation of the Reverse Merger. Our management believes that this transaction provided us with the opportunity to aggressively grow NETW and expand its services at a time when most financial institutions are retrenching.

     During the nine months ended March 31, 2009, NETW was able to increase its investment banking fees while commissions earned on its day to day commission activities decreased. Since the commissions/fees earned in the investment banking area were higher than those paid in the daily commission business, this change resulted in a reduction in loss during the nine months ended March 31, 2009, as compared to the nine months ended March 31, 2008.

     After removing the non-controlling interest income from its subsidiaries, NETW had a (loss) from operations of approximately $252,000 for the nine months ended March 31, 2009, which represents a reduction of approximately $30,000 from our net loss in the same period in the prior year (which was approximately $282,000), due to increased revenues. NETW’s management continues to seek income stabilization from consulting and investment banking fees as well as by reducing its exposure to market positions. Management believes that as a result of the consummation of the Reverse Merger, it will have sufficient resources to expand its marketing and to recruit experienced registered representatives and investment bankers.

     Pursuant to Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” NETW has determined that the following entities are variable interest entities (“VIEs”): Network 1 Financial Advisors, Inc., Network 1 Financial Assurance, Inc, National Financial Services Group, Inc. and Shark Rivers Investors., LLC. Post-merger, as a result of agreements executed with the VIE’s, these entities will no longer be required to be consolidated. These VIEs are not included in the Stock Exchange Agreement. For more information regarding VIEs, see “Certain Relationships and Related Transactions, and Director Independence” on page 17. The accompanying audited and unaudited condensed consolidated financial statements for 2009, 2008 and 2007 consolidate NETW’s VIEs.

     On March 12, 2009, NETW was notified by its bank that its outstanding credit line was in default. NETW was required to make certain minimum repayments of its line of credit approximating $36,000, which amount was not remitted. Management is currently in discussions with the bank regarding making the necessary payment, restructuring the terms of the credit line or obtaining a waiver for the default.

Results of NETW’s Operations:

     For the Nine Months ended March 31, 2009 and 2008. For the nine months ended March 31, 2009 and 2008, NETW generated $2,368,634 and $2,199,360 of consolidated revenue, respectively. The increased revenue of $169,274 in 2009 represents 7.7% growth in revenue over 2008. NETW’s growth is the result of a 69% increase ($21,000) in investment banking revenues, and well as a 375% increase ($1,055,000) in revenues from investment advisory services during the nine months ended March 31, 2009, offset by a reduction of 46% ($714,000) in commissions, as compared with the nine months ended March 31, 2008.

     NETW’s consolidated operating expenses were $2,583,899 for the nine months ended March 31, 2009, which were at a consistent level with operating expenses during the nine months ended March 31, 2008 of $2,540,314. We did, however, experience a 31.2% increase ($324,000) in commission expense associated with the increase in revenues, offset by a reduction in essentially all other operating expenses as a result of a concerted effort to reduce controllable costs.

     (Loss) from operations before non-controlling interest was ($215,265) and ($340,954) for the nine months ended March 31, 2009 and 2008, respectively. Income (loss) from operations attributable to the non-controlling interest in NETW’s subsidiaries was $36,716 and ($59,808) in 2009 and 2008, respectively. After removing the non-controlling interest income, the (loss) from NETW operations in 2009 was ($251,981). The $29,165 reduction in losses in 2009 is primarily due to due to a decrease of interest payments and increased revenues during the nine months ended March 31, 2009 following a shift in business activities towards increased investment banking activities and decreased retail transactions.

     Interest expense was $70,923 and $109,268 for the nine months ended March 31, 2009 and 2008, respectively, a decrease of $38,345. The decrease is due to a reduction in the amount of notes payable and a reduction in interest rates.

     For the Years Ended June 30, 2008 and 2007. For the years ended June 30, 2008 and 2007, NETW generated $2,763,340 and $3,870,291 of consolidated revenue, respectively. The decreased revenue of $1,106,951 in 2008 represents a 28.6% decrease in revenue over 2007, which is the result of reduced revenues from underwriting activities and private placements.

     NETW’s consolidated operating expenses were $3,100,847 and $3,799,138 for the years ended June 30, 2008 and 2007, a decrease of $698,291, or 18.4% from the prior period, and represent 112% and 98% of revenue, respectively. The decrease in NETW’s expenses is primarily due to a decrease in commissions and professional fees.

     Income (loss) from operations was ($384,003) and $97,395 for the years ended June 30, 2008 and 2007, and represents (1.39%) and 2.5% of revenue, respectively.

     Interest expense was $138,225 and $127,305 for the years ended June 30, 2008 and 2007, respectively, an increase of $10,920 or 8.57%. The increase is due to increased interest rates on mortgages payable.

     NETW’s consolidated income (loss) before non-controlling interest in subsidiaries was ($337,507) and $71,153 for the years ended June 30, 2008 and 2007, respectively. The income (loss) attributable to non-controlling interest in subsidiaries was $46,496 and ($26,242) for 2008 and 2007, respectively.

Liquidity and Capital Resources

     Our primary source of liquidity is cash generated from operations and from short-term financing arrangements. We had $62,875 in cash as of March 31, 2009 and $39,734 in cash as of June 30, 2008. We believe that we will have available resources to meet our liquidity requirements, including debt service, for the remainder of 2009. As a result of the Reverse Merger, we will have available to us the cash resources of ISSI (approximately $867,000 at March 31, 2009). If our cash flow from operations is insufficient to fund our debt service and other obligations, we may be required to increase our borrowings, reduce or delay capital expenditures, and seek additional capital or refinance our indebtedness. There can be no assurance, however, that we will continue to generate cash flows at or above current levels or that we will be able to maintain our ability to borrow under revolving credit facilities.

     In the upcoming year, we plan to finance operations with working capital and external financing. We believe that we will need additional funds in the near term to finance operations and meet revenue, profitability, growth, diversification and other strategic goals for the foreseeable future. We expect to be able to procure financing upon reasonable terms in order to finance operations. However, if we are unable to do so, or if we do not meet anticipated future revenue goals, our management is committed to taking actions necessary to ensure the conservation of adequate cash to continue to finance its operations.

Significant Accounting Policies

     The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. While these significant accounting policies are described in more detail in Note 2 to our financial statements, our management believes the following accounting policies to be critical to the judgments and estimates used in preparation of the financial statements:

     Use of Estimates: The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Consolidation and Basis of Presentation: In January 2003, and revised in December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (“FIN 46R”), “Consolidation of Variable Interest Entities.” Prior to the issuance of this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46R requires a variable interest entity (“VIE”), as defined, to be consolidated by a company, if that company is subject to a majority of the risk of loss from the variable interest entity’s activities, entitled to receive a majority of the entity’s residual returns, the purpose of the entity is for the benefit of the reporting entity, or if the entity is substantially financed by the reporting entity. For these purposes, variable interests held by related parties should be consolidated with the reporting entity. NETW has determined that the following entities are VIEs: Network 1 Financial Advisors, Inc., Network 1 Financial Assurance, Inc, National Financial Services Group, Inc. and Shark Rivers Investors, LLC.

     Network 1 Financial Advisors, Inc. provides advisory services and the in-house management of client accounts.

     Network 1 Financial Assurance, Inc. acts as an agent providing life and health insurance products for certain clients on behalf of the Company.

     National Financial Services Group, Inc. enters into leases and to function as the guarantor for any leases or investments on behalf of the Company.

     Shark Rivers Investors, LLC is a real estate investment company that owns and operates two building facilities in New Jersey.

     Non-Controlling Interest in Subsidiaries: Non-Controlling interest represents one hundred percent (100%) of the equity from the four (4) variable interest entities that are beneficially-owned by the Company’s stockholders.

     Revenue Recognition: Customer security transactions and the related commission income and expense are recorded as of the trade date. Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which NETW acts as an underwriter or agent. Investment banking revenues also include fees earned from providing financial advisory services. Investment banking management fees are recorded on the offering date, sales concessions on the settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable. Customers who are financing their transaction on margin are charged interest. NETW’s margin requirements are in accordance with the terms and conditions mandated by its clearing firm. The interest is billed on the average daily balance of the margin account. Net dealer inventory gains result from securities transactions entered into for the account and risk of NETW. Net dealer inventory gains are recorded on a trade date basis. Investment advisory fees are account management fees for high net worth clients based on the amount of the assets under management. These fees are billed quarterly and recognized at such time that the service is performed and collection is probable.

     NETW generally acts as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which it does not make a market, and charges commissions based on the services it provides to its customers. In executing customer orders to buy or sell a security in which it makes a market, NETW may sell to, or purchase from, customers at a price that is substantially equal to the current inter-dealer market price plus or minus a mark-up or mark-down. NETW may also act as agent and execute a customer's purchase or sale order with another broker-dealer market-maker at the best inter-dealer market price available and charge a commission. Mark-ups, mark-downs and commissions are generally priced competitively based on the services it provides to its customers. In each instance the commission charges, mark-ups or mark-downs, are in compliance with guidelines established by the FINRA.

     Marketable securities are carried at fair value, with changes in value included in the statement of income in the period of change. Fair value is generally determined by quoted market prices. Non-marketable securities are valued at fair value as determined by management.

     Cash and Cash Equivalents: NETW considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

     Property and Equipment: Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets, which range from five to twenty years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the leases. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments that extend the useful life of the asset are capitalized. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

     Fair Value of Financial Instruments: Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” requires that NETW disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments approximate fair value because of their short maturities.

     Impairment of Long-Lived Assets. NETW assesses the recoverability of its long lived assets, including property and equipment when there are indications that the assets might be impaired. When evaluating assets for potential impairment, NETW first compares the carrying amount of the asset to the asset’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset to the asset’s estimated future cash flows (discounted and with interest charges). If the carrying amount exceeds the asset’s estimated futures cash flows (discounted and with interest charges), the loss is allocated to the long-lived assets of the group on a pro rata basis using the relative carrying amounts of those assets.

     Concentrations of Credit Risk. NETW is engaged in trading and providing a broad range of securities brokerage and investment services to a diverse group of retail and institutional clientele, as well as corporate finance and investment banking services to corporations and businesses. Counterparties to NETW’s business activities include broker-dealers and clearing organizations, banks and other financial institutions. NETW uses clearing brokers to process transactions and maintain customer accounts on a fee basis for NETW. NETW uses one clearing broker for substantially all of its business. NETW permits the clearing firms to extend credit to its clientele secured by cash and securities in the client’s account. NETW’s exposure to credit risk associated with the non-performance by its customers and counterparties in fulfilling their contractual obligations can be directly impacted by volatile or illiquid trading markets, which may impair the ability of customers and counterparties to satisfy their obligations to NETW. NETW has agreed to indemnify the clearing brokers for losses they incur while extending credit to NETW’s clients. It is NETW’s policy to review, as necessary, the credit standing of its customers and each counterparty. Amounts due from customers that are considered uncollectible by the clearing broker are charged back to NETW by the clearing broker when such amounts become determinable. Upon notification of a charge back, such amounts, in total or in part, are then either (i) collected from the customers, (ii) charged to the broker initiating the transaction and included in other receivables in the accompanying consolidated balance sheet, and/or (iii) charged as an expense in the accompanying consolidated statements of operations, based on the particular facts and circumstances. NETW maintains cash with major financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) insures up to $100,000 at each institution and after October 3, 2008 up to $250,000 are insured by the FDIC at each institution. At times such amounts may exceed the FDIC limits.

     Advances to Registered Representatives. NETW extends unsecured credit in the normal course of business to its registered representatives. The determination of the amount of uncollectible accounts is based on the amount of credit extended and the length of time each receivable has been outstanding, as it relates to each individual registered representative. The allowance for uncollectible amounts reflects the amount of loss that can be reasonably estimated by management and is included as part of operating expenses in the accompanying consolidated statements of operations.

     Advertising Costs. Advertising costs are expensed as incurred.

     Income Taxes. NETW accounts for income taxes under the provisions of Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

     Effect of recently issued accounting standards: In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. NETW adopted the provisions of Fin 48 effective July 1, 2007, the adoption of the provisions of FIN 48 did not have a material impact on NETW's consolidated financial position and results of operations.

DESCRIPTION OF PROPERTY

     Following the Reverse Merger, we moved our principal executive offices from 320 Broadhollow Road, Farmingdale, New York to 2 Bridge Avenue, Red Bank, New Jersey, where NETW maintained its offices. Our telephone number is (732) 758-9001. Our offices are leased for a two-year term that expires in July 2010, for a monthly fee of $9,500. We believe that the condition of our property is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of June 9, 2009 (following the Reverse Merger) by each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) (i) who is known by us to beneficially own 5% or more of our Common Stock, (ii) each of our directors and executive officers and (iii) all of the directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the SEC and includes any shares which the person has the right to acquire within 60 days after June 9, 2009 through the exercise of any stock option, warrant or other right.

		Amount and Nature
		of	Percentage
		Beneficial
Name of Beneficial Owners	Title/Status	Ownership	of Class(1)
Horace T. Ardinger, Jr.	5% holder	11,077,351(2)	29.61%
Richard A. Peters	Director (and former Secretary)	100,000(3)	*
	Chief Financial Officer, Treasurer,
Michael Rakusin	Vice-President and Director	100,000(4)	*
Damon Testaverde	Secretary and Director	3,169,653(5)	9.53%
William R. Hunt	President and Director	9,363,213(6)	28.19%
	Chief Executive Officer, Vice-President
Richard W. Hunt	and Director	9,284,933(7)	28.02%
Officers and directors as a group (5 persons)		21,038,213(8)	61.96%

*Less than one percent.

(1)	Based on 32,435,057 shares of NETW Group common stock outstanding after the closing of the Reverse Merger.

(2)	Includes 965,000 warrants with an exercise price of approximately $1.00 to purchase a total of 4,979,400 shares of common stock which expire on April 23, 2010. Also includes 5,668,920 shares of common stock held by H.T. Ardinger & Sons, Inc., a Texas corporation, of which Mr. Ardinger has sole voting and dispositive control. Also includes 429,031 shares which Mr. Ardinger received in conjunction with the Reverse Merger as a result of his ownership of NETW shares. Does not include 317,500 shares owned by Mr. Ardinger’s wife, to which he disclaims beneficial ownership.

(3)	Consists of 100,000 warrants to purchase a total of 100,000 shares of common stock at $0.20 per share which expire on March 28, 2012.

(4)	Consists of 100,000 warrants to purchase a total of 100,000 shares of common stock at $0.20 per share which expire on March 28, 2012.

(5)	Includes 53,452 warrants with an exercise price of approximately $1.00 to purchase of total of 275,278 shares of common stock which expire April 23, 2010. Such warrants are owned by NETW, over which Mr. Testaverde shares control with Mr. William Hunt and Mr. Richard Hunt. (These warrants will be left in inventory after the consummation of the Reverse Merger and eventually may be publicly traded or disposed of). Also includes 12,500 shares of common stock owned by Mr. Testaverde’s wife, Patricia. Also includes 5,000 shares of common stock owned by R. H. Damon, Inc., a corporation over which Mr. Testaverde exercises voting and investment control. Also includes 104,000 warrants with an exercise price of approximately $1.00 to purchase 535,600 shares of common stock which expire on April 23, 2010. Finally, also includes 2,341,275 shares which Mr. Testaverde received in conjunction with the Reverse Merger as a result of his former ownership of NETW shares.

(6)	Includes 53,452 warrants with an exercise price of approximately $1.00 to purchase of total of 275,278 shares of common stock which expire April 23, 2010. Such warrants are owned by NETW, over which Mr. Hunt shares control with Mr. Testaverde and Mr. Richard Hunt. (These warrants will be left in inventory after the consummation of the Reverse Merger and eventually may be publicly traded or disposed of). Also includes 429,031 shares of common stock received in conjunction with the Reverse Merger by Network 1 Financial Advisors, Inc., a corporation over which William Hunt shares voting and investment control with Richard Hunt. Also includes 15,200 warrants with an exercise price of approximately $1.00 to purchase a total of 78,280 shares of common stock which expire April 23, 2010. Finally, also includes 8,580,624 shares which Mr. Hunt received in conjunction with the Reverse Merger as a result of his former ownership of NETW shares.

(7)	Includes 53,452 warrants with an exercise price of approximately $1.00 to purchase of total of 275,278 shares of common stock which expire April 23, 2010. Such warrants are owned by NETW, over which Mr. Hunt shares control with Mr. Testaverde and Mr. William Hunt. (These warrants will be left in inventory after the consummation of the Reverse Merger and eventually may be publicly traded or disposed of). Also includes 429,031 shares of common stock received in conjunction with the Reverse Merger by Network 1 Financial Advisors, Inc., a corporation over which Richard Hunt shares voting and investment control with William Hunt. Finally, also includes 8,580,624 shares which Mr. Hunt received in conjunction with the Reverse Merger as a result of his former ownership of NETW shares.

(8)	Includes 200,000 warrants to purchase a total of 200,000 shares of common stock at $0.20 per share which expire on March 28, 2012. Also includes 53,452 warrants owned by NETW with an exercise price of approximately $1.00 to purchase a total of 275,278 shares of common stock and which expire on April 23, 2010. (These warrants will be left in inventory after the consummation of the Reverse Merger and eventually may be publicly traded or disposed of). Also includes 104,000 warrants with an exercise price of approximately $1.00 to purchase 535,600 shares of common stock and which expire April 23, 2010. Also includes 15,200 warrants with an exercise price of approximately $1.00 to purchase a total of 78,280 shares of common stock with expire April 23, 2010.

Changes in Control

     There are no arrangements known to us that may, at a subsequent date, result in a change of control of the Company.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

     The following individuals serve as the directors, executive officers and key employees of our Company as of the closing date of the Reverse Merger. All directors of our Company and our operating subsidiary hold office until his successor shall have been duly elected and qualified, subject to his earlier death, resignation or removal. The executive officers of our Company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position with NETW Group
Richard W. Hunt	56	Chief Executive Officer, Vice-President and Chairman of the Board
Michael S. Rakusin(1)(2)(3)	53	Chief Financial Officer, Treasurer, Vice-President and Director
William R. Hunt, Jr.	54	President and Director
Damon Testaverde	61	Secretary and Director
Richard A. Peters(1)(2)(3)	71	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

     Richard W. Hunt was appointed Chief Executive Officer, Vice-President and Chairman of the Board of Directors of NETW Group following the consummation of the Reverse Merger on June 9, 2009. Since March 1988, Mr. Hunt has served as Chief Executive Officer, Secretary and Chairman of the Board of Directors of NETW. Mr. Hunt is currently a FINRA Registered Representative. Since May 1998, Mr. Hunt has served as a director of Network 1 Financial Assurance, Inc., which acts as an agent providing life and health insurance products for certain clients on behalf of the Company, and since September 2000, he has served as director of Network 1 Financial Advisors, Inc, which provides advisory services and the in-house management of the Company’s client accounts. Mr. Hunt also served as President of Network 1 Financial Advisors, Inc. between September 2000 and November 2008. Mr. Hunt received his BA in Liberal Arts, with emphasis in Human Resources, from Trenton State College, now known as The College of New Jersey.

     For a period of 45 days during August and September 2007, Mr. Hunt was suspended from association with any FINRA (f/k/a NASD) member in a principal capacity and was fined $25,000, upon consenting to such sanctions and the entry of findings in connection with charges that Mr. Hunt violated certain NASD Conduct rules for failure to supervise.

     Michael S. Rakusin has served as our Chief Financial Officer since September 28, 2006. Since 2001, Mr. Rakusin has served as the Managing Director of 54 Pearl Street Associates, a restaurant management holding company. Mr. Rakusin is also a certified public accountant and currently maintains an active accounting and tax practice. He also has extensive experience as a builder of single-family homes. Mr. Rakusin previously served as Chief Executive Officer of Echo Springs Water Co., Inc., a distributor of bottled water. Michael Rakusin has been designated as our Audit Committee Financial Expert.

     William Hunt Jr. was appointed President and a member of the Board of Directors of NETW Group following the consummation of the Reverse Merger on June 9, 2009. Since March 1988, Mr. Hunt has served as the President, Chief Operating Officer and a director of NETW. In 1993, he was also appointed Chief Financial Officer of NETW. From September 2000 to November 2008, he served as Vice President of Network 1 Financial Advisors, Inc, and in November 2008 he was appointed President. Since May 1998, he has served as Vice President and Chief Financial Officer of Network 1 Financial Assurance, Inc. Mr. Hunt is currently a FINRA Registered Representative, and has an insurance and real estate license in New Jersey . He received his BS in Business Administration from Trenton State College, now known as The College of New Jersey.

     Damon D. Testaverde was appointed Secretary and a member of the Board of Directors of NETW Group following the consummation of the Reverse Merger on June 9, 2009. Since July 1994, Mr. Testaverde has been the managing director of NETW. From May 1991 until June 1995, Mr. Testaverde served as President and Chief Executive officer of TekInsight. From 1989 to March 1991, Mr. Testaverde served as the principal stockholder of R.H. Damon & Company, Inc. a full service securities broker-dealer. From 1980 to 1986, he served in the capacity of President of S.D. Cohn & Co., Inc., a full service securities broker-dealer. He is currently a FINRA Registered Representative. He received his B.A. in Accounting from Pace University.

     Between September 2007 and January 2008, Mr. Testaverde was suspended from association with any FINRA (f/k/a NASD) member in any capacity, and was fined $50,000, upon neither admitting or denying such sanctions and the entry of findings, relating to charges that he solicited one of NETW’s customers, who was a controlling shareholder of a company to sell shares in amounts that exceeded the limits that a controlling shareholder could sell in public transactions, in violation of certain NASD Conduct rules and Section 5 of the Securities Act of 1933, as amended.

     Richard A. Peters has served as a director since June 2003. Mr. Peters also served as our Secretary from September 28, 2006 until his resignation on June 9, 2009 in connection with the Reverse Merger. Mr. Peters has over forty years experience in business, development, marketing and management consulting. His product areas of expertise include data storage, telecommunications, computer graphics and software. Mr. Peters was the Vice President of World Wide Channel Marketing at Quantum Corporation in Milpitas, California from April 1998 until his retirement in February 2001. Mr. Peters lived and worked in Asia, Europe and South America for twelve years. He led acquisition teams, strategic partnerships and product introductions.

Family Relationships

     William R. Hunt, Jr. and Richard W. Hunt are brothers. There are no other family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

     Except as set forth above with respect to Richard W. Hunt and Damon Testaverde, none of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Meetings of the Board

     Our Board of Directors met one (1) time in person during the fiscal year ended December 31, 2008. All directors serving at the time attended the meeting.

Board Committees

     Our Board of Directors has established a compensation committee (the “Compensation Committee”), an audit committee (the “Audit Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

     The Compensation Committee. The Compensation Committee consists of Richard Peters and Michael Rakusin. The Compensation Committee determines the salaries and bonuses of our executive officers.

     The Audit Committee. Mr. Peters and Mr. Rakusin serve as members of the Audit Committee. We have determined that Mr. Rakusin qualifies as an “audit committee financial expert” under applicable SEC regulations. The Audit Committee has the responsibilities set forth in the Audit Committee Charter, which was revised and adopted by our Board of Directors on March 4, 2004 including appointing auditors, pre-approving all auditing services, reviewing the audited financial statements and other financial disclosures, and overseeing our accounting and audit functions. The Audit Committee reports its findings to the Board of Directors. At the present time, no members of the audit committee are independent. The Charter of the Audit Committee is attached as Appendix D of the Company’s definitive proxy statement filed with the SEC on August 28, 2006.

     Nominating and Corporate Governance Committee. The members of the Nominating Committee are Richard Peters and Michael Rakusin. The Nominating Committee has the responsibilities set forth in the Nominating and Corporate Governance Committee charter, which was adopted by our Board of Directors on March 4, 2004, including making recommendations to the Board of Directors of persons qualified to serve as our directors, chairman and members of committees of the Board of Directors. The Nominating Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our Directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively.

     The Nominating Committee expects to identify nominees to serve as our directors primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. The Nominating Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating Committee does evaluate recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. In general, the Nominating Committee would expect to renominate incumbent directors who express an interest in continuing to serve on the Board of Directors.

     The Charter of the Nominating and Corporate Governance Committee can be found as Appendix E of the definitive proxy statement filed with the SEC on August 28, 2006.

Director Independence

     Our determination of independence of directors is made by using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority. Our Board of Directors has determined that Richard Hunt, Michael Rakusin, William R. Hunt, Jr. and Damon Testaverde are not “independent” under this rule by virtue of their positions as corporate and executive officers of our Company. Richard A. Peters may be deemed to be “independent” following his resignation as our Secretary on June 9, 2009.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid and awarded to those individuals serving as our officers following the consummation of the Reverse Merger. It includes compensation paid to our Chief Executive Officer and former Chief Executive Officer and the most highly compensated executive officers (other than our Chief Executive Officer) of ours and our subsidiaries at the end of the 2008 and 2007 fiscal years whose total compensation exceeded $100,000 for these periods. These individuals may be collectively referred to in this report as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE FOR 2008 AND 2007(1)

							Change in
							Pension
							Value
						Non-	and Non-
						Equity	qualified
						Incentive	Deferred
Name and Principal				Stock	Options	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
David R. E. Hale,	2008	-	-	-	-	-	-	-	-
Former Chairman,	2007	-	-	-	-	-	-	-	-
President and CEO(2)

Richard W. Hunt,	2008	111,466	-	-	-	-	-	-	111,466
Chief Executive Officer	2007	131,527	-	-	-	-	-	-	131,527
and Vice-President (3)(4)

William R. Hunt	2008	111,036	-	-	-	-	-	-	111,036
President(4)(5)	2007	131,527	-	-	-	-	-	-	131,527

Damon Testaverde,	2008	112,517	-	-	-	-	-	-	112,517
Secretary(6)	2007	444,552	-	-	-	-	-	-	444,552

(1)	Represents the fiscal years ended December 31, 2008 with respect to David R. E. Hale, formerly of ISSI, and the fiscal years ended June 30, 2008 and 2007 with respect to Richard W. Hunt, William R. Hunt, Jr. and Damon Testaverde, of NETW.

(2)	Mr. Hale resigned his positions with the Company in conjunction with the consummation of the Reverse Merger. Mr. Hale did not receive any compensation during the years ended December 31, 2008 and 2007 for his services as an executive officer of the Company. The fees he earned for his service as a director during 2008 is detailed in the table below, “Director Compensation”.

(3)	Richard W. Hunt was appointed Chief Executive Officer and Vice-President of the Company in conjunction with the consummation of the Reverse Merger.

(4)	Represents fees paid to Richard W. Hunt and William R. Hunt, Jr. for their services to NETW during 2007 and 2008. NETW does not have employment agreements with any of its employees. The salary for Messrs. William and Richard Hunt consists of a base salary plus commissions, which commissions have been waived by each of Messrs. William and Richard Hunt beginning as of December 2007. The base salary for Messrs. William and Richard Hunt was determined by looking at comparable salaries for individuals holding similar titles at other brokerage firms of similar size. The commission portion allows them to increase their salary based on actual production, which NETW’s management believes is standard in the industry.

(5)	William R. Hunt, Jr. was appointed President of the Company in conjunction with the consummation of the Reverse Merger.

(6)	Mr. Testaverde was appointed Secretary of the Company in conjunction with the consummation of the Reverse Merger. Represents fees paid for Mr. Testaverde’s services to NETW during 2007 and 2008. Mr. Testaverde’s salary is commission-based, which accounts for the significant difference in Mr. Testaverde’s salary between fiscal year 2008 and 2007.

Employment Contracts

     We do not have employment agreements with any of our employees.

Director Compensation

All of our directors, regardless of whether they are also employees of our Company, receive $500 a month for serving on the Board of Directors as well as reimbursement of reasonable expenses incurred in attending meetings.

DIRECTOR COMPENSATION
Changes in
Pension Value
	Fees Earned			Non-equity	and
Name	or Paid in		Option	Incentive	Nonqualified	All
Of	Cash	Stock Awards	Awards	Plan	Compensation	Other	Total
Director	($)	($)	($)	Compensation	Earnings	Compensation	($)
David Hale(1)	6,000	–	–	–	–	–	6,000
Richard Peters(2)	6,000	–	–	–	–	–	6,000
Michael Rakusin(2)	6,000	–	–	–	–	–	6,000
Richard W. Hunt (3)	–	–	–	–	–	–	–
William R. Hunt, Jr. (3)	–	–	–	–	–	–	–
Damon Testaverde (3)	–	–	–	–	–	–	–

(1)	Represents fees Mr. Hale earned for his services as a director of the Company during fiscal 2008. Mr. Hale resigned as a director in conjunction with the consummation of the Reverse Merger on June 9, 2009.

(2)	Represents fees earned for services as a director of the Company during fiscal 2008.

(3)	Richard W. Hunt, William R. Hunt, Jr. and Damon Testaverde were appointed to serve as directors of the Company in conjunction with consummation of the Reverse Merger. Accordingly, they were not directors of the Company during 2008. They did not earn any fees for their services as directors of NETW during fiscal 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

     NETW has entered into the following separate agreements with each of the VIE’s that define the relationship with NETW post-Reverse Merger:

1.	The agreement with Network 1 Financial Assurance, Inc. provides for the reimbursement of certain overhead expenses and the sharing of commissions generated by variable annuity sales referred or placed by NETW. This agreement is not exclusive and NETW is in a position to obtain more favorable terms from third parties should they become available.

2.	The agreement with Network 1 Financial Advisors, Inc. provides for the reimbursement of certain overhead expenses and the payment of investment advisory fees to NETW stemming from accounts referred by registered representatives of NETW to Network 1 Financial Advisors, Inc. This agreement is not exclusive and NETW is in a position to obtain more favorable terms from third parties should they become available.

3.	The agreement with National Financial Services Group, Inc. calls for the transfer of the operating lease of the office space currently occupied by NETW to Network 1 Financial Group, Inc. once this transaction is completed.

4.	The agreement with Shark River Investors LLC calls for the cancellation of a month-to-month lease arrangement and the termination of the agreement once the transaction between ISSI and NETW is completed and therefore terminating any further relationship with NETW.

5.	Richard and William Hunt and Damon Testaverde (primary shareholders) provide the explicit guarantees with respect to the mortgage holder. However NETW is expected to make the necessary funds available to Shark Rivers to prevent the owner’s guarantee of Shark Rivers debt from being called on. As such NETW is effectively guaranteeing all or a portion of the owner’s of Shark Rivers investment and therefore, the implicit variable interest exists. Based on these circumstances NETW is considered the primary beneficiary of this VIE and therefore the operations of Shark Rivers are required to be consolidated by NETW prior to the merger.

6.	The agreement with Network 1 Financial Advisors, Inc. (“Advisors”), Network 1 Financial Assurance, Inc. (“Assurance”) and NETW is an agreement to abstain from certain voting rights to prohibit the current principals of NETW (as continuing post-Reverse Merger) from voting on certain matters. This will prohibit the current principals of NETW (should they elect to continue as executives post-Reverse Merger) from voting on matters related to fee arrangements for any ongoing activities with Advisors and Assurance.

Subsequent to the merger, it is the intention of Richard and William Hunt to expand the revenue generating activities by developing new business relationships and alliances with other broker dealers, financial institutions and other insurance agencies to sell insurance and other related products. This new focus will help to develop additional revenue streams for Advisors and Assurance in the future.

In addition, until Richard and William Hunt further develop and expand the business of Advisors and Assurance, Richard Hunt and William Hunt will solely be responsible for providing the financial support to the VIE’s and for absorbing their expected losses (through the assets of the VIE’s and through the personal assets of Richard and William Hunt). The VIE’s will not receive any financial support from NETW, either explicitly or implicitly and will not absorb any of the expected losses of the VIE’s post merger.

Based on this information it has been determined that Richard and William Hunt will be the primary beneficiaries of the VIE’s post merger, and therefore, NETW will not be required to consolidate the operations of the VIE’s post merger.

The VIE’s will remain in the ownership of the current shareholders of those entities, as follows:

       Network 1 Financial Assurance, Inc.

       Richard Hunt
       William Hunt
       Miguel Zarraga
       Richard Eckhoff

       Network 1 Financial Advisors, Inc.

       William Hunt
       Richard Hunt

       National Financial Services Group, Inc.

       Richard Hunt
       William Hunt

       Shark River Investors, LLC

       Damon Testaverde
       Richard Hunt
       William Hunt

     There were no other related party transactions for the year ended December 31, 2008.

Director Independence

     Our determination of independence of directors is made by using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority. Our Board of Directors has determined that Richard Hunt, Michael Rakusin, William R. Hunt, Jr. and Damon Testaverde are not “independent” under this rule by virtue of their positions as corporate and executive officers of our Company. Richard A. Peters may be deemed to be “independent” following his resignation as our Secretary on June 9, 2009.

LEGAL PROCEEDINGS

     We are involved in certain proceedings and are subject to certain claims in the ordinary course of our business, and although the ultimate effect of these matters is often difficult to predict, we believe that their resolution will not have a material adverse effect on our financial statements. We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     We completed our initial public offering pursuant to a Registration Statement on Form SB-2 (Registration No. 333-48701), which was declared effective by the Securities and Exchange Commission (“SEC”) on April 23, 1999. Our common stock is quoted on the NASDAQ Over-the-Counter Bulletin Board under the symbol “ISSG.” We expect our trading symbol to be changed upon declaration by FINRA of effectiveness of the change of our Company’s name.

     The following table sets forth the high and low bid prices for the common stock as reported on the NASDAQ Over-the-Counter Bulletin Board. The high and low bid prices reflect inter-dealer prices, without mark-up, markdown or commission, and may not necessarily represent actual transactions.

	Common Stock Sale Prices
2009	High	Low
First Quarter	0.18	0.09
Second Quarter(1)	0.10	0.09
	Common Stock Sale Prices
2008	High	Low
First Quarter	0.40	0.23
Second Quarter	0.35	0.16
Third Quarter	0.32	0.12
Fourth Quarter	0.33	0.11
	Common Stock Sale Prices
2007	High	Low
First Quarter	0.18	0.12
Second Quarter	0.34	0.17
Third Quarter	0.37	0.23
Fourth Quarter	0.45	0.30

(1)      Through June 12, 2009.

     On June 9, 2009, there were 122 holders of record of our common stock, $.001 par value per share, and 32,435,057 shares outstanding.

     As of June 9, 2009, the last sale price of the Common Stock as reported on the Over-the-Counter Bulletin Board was $0.09 per share.

Common Stock

     On December 8, 2004, we filed a Certificate of Amendment to our Certificate of Incorporation increasing the total number of authorized shares to 101,000,000, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

     On September 28, 2006, as a result of the sale of the Subsidiaries, 7,925,000 shares of our common stock were received by us from certain stockholders/directors and returned to our treasury.

Warrants

     We currently have 1,727,400 warrants outstanding, which are exercisable for a total of 7,657,733 shares of our common stock, which were issued by us as follows:

     1,427,400 warrants remain outstanding of 1,437,500 warrants issued in our initial public offering in April 1999 (“IPO Warrants”), as described below. In 2001, 10,100 IPO Warrants were exercised.

     On March 28, 2007, our Board of Directors approved the grant of 300,000 warrants (the “Executive Warrants”) to our three former executive officers, who also served on our Board of Directors, Messrs. David Hale, President and Chairman of the Company’s Board of Directors; Richard A. Peters, Secretary; and Michael S. Rakusin, Chief Financial Officer.

     The fair value of each stock warrant grant is estimated based upon the grant date fair value using the Black-Scholes option-pricing model. There were no warrants granted during the year ended December 31, 2008.

IPO Warrants

     On December 4, 2006, we reduced the total exercise price of each IPO Warrant from $4.85 to $1.03092756 (i.e. $0.20 per share of common stock). As a result, each IPO Warrant now entitles the holder of the IPO Warrant to purchase 5.1546378 shares of our common stock at a total price of $1.03092756. We have extended the expiration date of the Warrants by three years, from April 23, 2007 until April 23, 2010. The other terms of the IPO Warrants have not been changed. Accordingly, all of the IPO Warrants collectively, may be exercised for a total of 7,357,733 shares of common stock at an aggregate price of $1,471,546.

Registration of Shares Underlying the IPO Warrants

     The registration for the shares of common stock issuable upon exercise of the IPO Warrants and the underwriter warrants expired in April 2001. On September 27, 2004, the SEC declared effective the registration statement for the common stock issuable upon the exercise of the IPO Warrants.

     Subsequently, we have complied with the blue sky registration requirements or appropriate exemptions in New York, New Jersey, Connecticut and Texas. Accordingly, at the present time, the IPO Warrants may be exercised in New York, New Jersey, Connecticut and Texas.

Executive Warrants

     The Executive Warrants were granted to compensate the executive officers for the services they have provided to us as officers subsequent to the sale of the Subsidiaries and to induce them to continue serving as officers.

     The Executive Warrants issued to each of the executive officers entitles each executive officer to purchase 100,000 shares of common stock at an exercise price of $0.20 per share. The market price of our common stock on January 20, 2009 was $0.18 per share. The exercise price and the number of shares which may be purchased upon exercise of an Executive Warrant are subject to adjustment in certain circumstances. The Executive Warrants were fully vested and exercisable on the date of grant and expire five years from such date. Neither the Executive Warrants nor the shares of common stock issuable upon the exercise of the Executive Warrants hereof have been registered under the Securities Act and have been issued in reliance upon an exemption from the registration requirements of the Securities Act.

Options

     On August 28, 2006, we sent a Notice of Termination of Stock Options to all option holders announcing the proposed sale of the Subsidiaries. Effective September 28, 2006, upon the sale of the Subsidiaries, all unexercised options were effectively terminated.

Dividend Policy on Common Stock

     We have not given any cash dividends to our common stockholders in the last two years. In addition, we intend to retain future earnings for use in our business for the foreseeable future. The payment of cash dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial condition and other relevant factors.

Repurchase of Securities

     We did not repurchase any of our common stock during the year ended December 31, 2008 or during the nine months ended March 31, 2009.

Securities Authorized for Issuance Under Equity Compensation Plans

     We do not have any equity compensation plans in place. However, NETW sponsors a 401(k) profit-sharing plan that covers substantially all of its employees. The plan provides for a discretionary annual contribution, and is allocated in proportion to compensation. In addition, each participant may elect to contribute to the Plan by way of a salary deduction. An employee becomes fully vested in our contribution after 6 years and is fully vested in his own contributions immediately.

Performance Graph

Not applicable.

RECENT SALES OF UNREGISTERED SECURITIES

     During the year ended December 31, 2008, we did not issue any equity securities which were not registered under the Securities Act of 1933, as amended.

     For further information about recent sales of unregistered securities, see Item 3.02 of this Current Report on Form 8-K.

DESCRIPTION OF SECURITIES

     Our Company had 32,435,057 common shares issued and outstanding as of June 9, 2009 as a result of the issuance of 21,460,622 shares of common stock in connection with the closing of the Reverse Merger. Our authorized capitalization consisted of 100,000,000 shares of common stock, $.001 par value, and 1,000,000 shares of undesignated preferred stock, $.001 par value, issuable in series by the Board of Directors, of which no shares are issued and outstanding. The following summary description of the capital stock describes the material terms of our capital stock.

Common Stock

     The holders of common stock are entitled to one vote per share on all matters for which stockholders are able to vote. The holders of common stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voting in the election of directors can elect all of the directors then standing for election, subject to the rights of the holders of preferred stock, if and when issued. The holders of common stock have no preemptive or other subscription rights.

     The holders of common stock are entitled to receive dividends, if they are ever declared by the Board of Directors from legally available funds, with each share of common stock sharing equally in the dividends. The possible issuance of preferred stock with a preference over common stock as to dividends could impact the dividend rights of holders of common stock.

     There are no redemption provisions with respect to the common stock. All outstanding shares of common stock, including the shares offered in this offering, are, or will be upon completion of the offering, fully paid and non-assessable.

     The by-laws provide that the number of directors shall be fixed by the board of directors. Any director of ISS may be removed from office with or without cause by the holders of a majority of the outstanding shares of ISS entitled to vote at an election of directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     We are a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of the corporation.

     Our Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that the person is or was a director or officer of our Company shall be indemnified and held harmless by us to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware against all expense, liability and loss including without limitation attorneys’ fees) incurred by that person in connection therewith.

     Nothing contained in our Certificate of Incorporation eliminates or limits the liability of directors: (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     We maintain directors’ and officers’ liability insurance covering all our directors and officers against claims arising out of the performance of their duties.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND EXHIBITS

     See Item 9.01 below, which is incorporated by reference herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There were no changes in accounting principles or disagreements with our auditors regarding applications of any accounting principles during the fiscal years ended December 31, 2008 and 2007.

Item 3.02 Unregistered Sales of Equity Securities.

     In connection with the closing of the Reverse Merger on June 9, 2009, our Company issued 21,460,622 shares of our common stock to the former shareholders of NETW. We issued such shares in reliance upon the exemption from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”). The facts relied upon to make the exemption were, among other things, the representations made by the parties to the Agreement, there was no general solicitation and the limited number of participants.

Item 5.01 Changes in Control of Registrant

     Please refer to Item 2.01 of this Current Report, which is incorporated herein by reference, for a detailed description of the Reverse Merger. Prior to the Reverse Merger, one of our shareholders, Mr. Horace T. Ardinger, Jr., beneficially owned approximately 66.73% of our common stock. Subsequent to and following the Reverse Merger, Mr. Ardinger beneficially owns approximately 29.60% of our common stock, and our management beneficially owns approximately 66% of our common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In conjunction with the closing of the Reverse Merger, David R. E. Hale resigned from his positions as President, Chief Executive Officer and Chairman of the Board of the Company, and Richard Peters resigned from his position as Secretary of the Company. William R. Hunt, Jr. was appointed to serve as President, and Richard W. Hunt was appointed to serve as Chief Executive Officer following Mr. Hale’s resignation, and Damon Testaverde was appointed to serve as Secretary following Mr. Peters’ resignation. A description of their respective business experience over the past five years can be found in Item 2.01 of the Current Report.

     In addition, in conjunction with the closing of the Reverse Merger, the Board increased the size of the Board to five, and appointed each of Richard W. Hunt, William R. Hunt, Jr. and Damon Testaverde to serve as directors, to fill the vacancies created by Mr. Hale’s resignation and the increase to the size of the Board. Further, Richard W. Hunt was appointed Vice-President and Chairman of the Board of Directors, and Michael Rakusin was appointed Vice-President. A description of their respective business experience over the past five years can be found in Item 2.01 of the Current Report.

     The appointments of Richard W. Hunt, William R. Hunt, Jr. and Damon Testaverde to their new respective positions were based on their familiarity and experience with NETW and the new business of our Company as of the closing date of the Reverse Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     In conjunction with the closing of the Reverse Merger and the acquisition of NETW, the Company filed a Certificate of Amendment to its Certificate of Incorporation on June 9, 2009 whereby it changed its name to “Network 1 Financial Group, Inc.” In addition, the Company’s Board of Directors has determined to change the Company’s fiscal year end from December 31 to June 30, that of NETW, the accounting acquiror. Please refer to Item 2.01 of this Current Report for additional details.

Item 5.06 Change in Shell Company Status.

     Management has determined that, as of the closing of the Reverse Merger, our Company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this Current Report for a detailed description of the Stock Purchase Agreement and the business of our Company following the closing date.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of March 26, 2009 by and between International Smart Sourcing, Inc., Network 1 Financial Securities, Inc. and certain former shareholders of Network 1 Financial Securities, Inc.
21	List of Subsidiaries
99.1	Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009

NETWORK 1 FINANCIAL GROUP, INC.

By:	/s/ Richard W. Hunt
Richard W. Hunt,
Chief Executive Officer, Vice-President and
Chairman of the Board of Directors (Principal
Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of March 26, 2009 by and between International Smart Sourcing, Inc., Network 1 Financial Securities, Inc. and certain former shareholders of Network 1 Financial Securities, Inc.
21	List of Subsidiaries
99.1	Financial Statements